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                                                                EXHIBIT 23.1


                         [LETTERHEAD OF ERNST & YOUNG]






                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





We consent to the incorporation of our reports dated March 29, 1994, March 17, 1995 and February 26, 1996 with respect to the balance sheets of Marwal Systems as of December 31, 1993, December 31, 1994 and December 31, 1995, and the related statements of income for the years then ended, which reports are included or incorporated by reference in the Form 8-K and the S-3 registration statement of Walbro Corporation to be filed on January 7, 1997.




                                                        ERNST & YOUNG Audit


                                                        /s/ Gilles Meyer
                                                        ------------------
                                                            Gilles Meyer



January 6, 1997